Exhibit No. EX-99.23(h)(7)


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement ("Agreement") is executed and delivered in connection with that certain Agreement and Plan of Reorganization dated as of December 23, 2004 (the "Reorganization Agreement") between Gartmore Variable Insurance Trust, a Massachusetts business trust ("Assignor") and Gartmore Variable Insurance Trust, a Delaware statutory trust ("Assignee"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Reorganization Agreement.

                                   WITNESSETH

         WHEREAS, the Reorganization Agreement provides that Assignor, on behalf of itself and its 36 separately designated series as listed on Exhibit A thereto, will convey, transfer and deliver to Assignee all of Assignor's then-existing assets; and

         WHEREAS, the assets of Assignor include, without limitation, the contracts listed on Exhibit A attached hereto (collectively, the "Contracts"); and

         WHEREAS, this Agreement is entered into in connection with the Reorganization Agreement to evidence the assignment of the Contracts from Assignor to Assignee.

         NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, and subject to the terms and conditions of the Reorganization Agreement, Assignee and Assignor hereby agree as follows:

                  1. ASSIGNMENT. Assignor hereby sells, grants, transfers, sets over, conveys, assigns and delivers to Assignee, its successors and assigns, all of its title, rights, interests, benefits and privileges in and to the Contracts.

                  2. ASSUMPTION. Assignee hereby undertakes, assumes and agrees to perform, pay and discharge when due all of the obligations under the Contracts.

                  3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflicts of laws principles.

                  4. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                  5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original hereof and all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Assignee and Assignor have each caused this Agreement to be duly executed in its corporate name by a duly authorized representative as of the 2nd day of May, 2005.



                                   GARTMORE VARIABLE INSURANCE TRUST
                                   a Massachusetts business trust


                                   By: /s/ Gerald J. Holland
                                       -----------------------------------------
                                   Name:   Gerald J. Holland
                                   Title:  Treasurer and Chief Financial Officer


                                   GARTMORE VARIABLE INSURANCE TRUST,
                                   a Delaware statutory trust


                                   By: /s/ Gerald J. Holland
                                       -----------------------------------------
                                   Name:   Gerald J. Holland
                                   Title:  Treasurer and Chief Financial Officer

                                    EXHIBIT A

                                    CONTRACTS

1. Fund Administration and Transfer Agency Agreement (as amended and restated) dated as of January 1, 2004 by and among Gartmore Variable Insurance Trust, a Massachusetts business trust, Gartmore SA Capital Trust, a Delaware statutory trust, and Gartmore Investor Services, Inc., an Ohio corporation.

2. All Servicing Agreements to which Gartmore Variable Insurance Trust, a Massachusetts business trust, is a party, which are in effect on the date hereof.

3. Global Custody Agreement effective April 4, 2003 between JPMorgan Chase Bank and Gartmore Variable Insurance Trust and all riders thereto.

4. Joint Insured Bond Agreement dated as of March 15, 2004 among Gartmore Mutual Funds, Gartmore Variable Insurance Trust, a Massachusetts business trust, and Gartmore Mutual Funds II, Inc. (formerly GAMNA Series Funds, Inc.)

5. Joint Liability Insurance Agreement dated as of March 15, 2004 among Gartmore Mutual Funds, Gartmore Variable Insurance Trust, a Massachusetts business trust, and Gartmore Mutual Funds II, Inc. (formerly GAMNA Series Funds, Inc.)

6. Services Agreement dated as of June 1, 2003 by and among Gartmore Variable Insurance Trust, Gartmore Global Asset Management Trust, Hartford Life Insurance Company, and Hartford Life and Annuity Insurance Company.

7. Marketing Services Agreement dated as of March 1, 2005 between Pruco Life Insurance Company of New Jersey, Pruco Life Insurance Company, American Skandia Life Assurance Corporation, American Skandia Marketing, Incorporated, Gartmore Mutual Fund Capital Trust and Gartmore Distribution Services, Inc.

8. Participation Agreement dated as of June 2, 2003 among First Great-West Life and Annuity Insurance Company, Gartmore Variable Insurance Trust, Gartmore Mutual Fund Capital Trust, Gartmore Distribution Services, Inc. and Charles Schwab & Co., Inc.

9. Participation Agreement dated as of June 2, 2003 by and among Great-West Life & Annuity Insurance Company, Gartmore Variable Insurance Trust, Gartmore Mutual Fund Capital Trust, Gartmore Distribution Services, Inc. and Charles Schwab & Co., Inc.

10. Fund Participation Agreement effective as of June 1, 2003 by and among Hartford Life Insurance Company, Gartmore Variable Insurance Trust, Gartmore Distribution Services, Inc. and Gartmore Global Assets Management Trust.

11. Participation Agreement dated as of June 23, 2003 by and among People Benefit Life Insurance Company, Gartmore Variable Insurance Trust and Gartmore Distribution Services, Inc.

12. Fund Participation Agreement dated as of June 23, 2003 by and among Canada Life Insurance Company of America, Gartmore Mutual Fund Capital Trust, Gartmore Distribution Services, Inc. and Gartmore Variable Insurance Trust.

13. Fund Participation Agreement dated as of June 23, 2003 by and among Canada Life Insurance Company of New York, Gartmore Mutual Fund Capital Trust, Gartmore Distribution Services, Inc. and Gartmore Variable Insurance Trust.